Exhibit 99.2

News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Reports Preliminary Financial Results and Business Update for the Second Quarter of 2017

Metal cutting fuel revenue increases 50.1%

Investor Call to be held on Friday, August 18th at 11:30 a.m. Eastern Time

TAMPA, FL – August 18, 2017 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, today announced preliminary financial results for the second quarter ending June 30, 2017.

Ermanno Santilli, Chief Executive Officer of MagneGas, stated, “We experienced a 50.1% increase in metal cutting fuel revenue in the second quarter of 2017 versus the same period last year. This compares favorably the industry growth rate of just 2-3%. Our growth in this segment is primarily due to the successful expansion into two new markets, which have begun to deliver consistent and scaled revenues for the Company in 2017. We have implemented additional sales and marketing initiatives, which we expect will help further drive our growth going forward. In addition, we are utilizing MagneGas2® as a key introductory product to penetrate large industrial clients. We then look to aggressively expand these relationships where we can profitably cross sell non-proprietary products. As an example of our success, our Sarasota, Florida location, opened in January of this year, is on pace to generate over $1 million in annualized revenue within the coming quarters. We look to replicate this success as we grow our Huntington, Indiana location, followed by additional locations planned in Florida in the coming quarters.”

“We have also initiated an aggressive cost reduction program. Excluding $1.6 million of non-cash stock compensation expenses, our SG&A decreased 35% quarter over quarter, and 57% compared to Q4 2016. As a result, we see a clear path to profitability through continued organic growth, accretive acquisitions, reduction in our production costs, and careful management of our expenses,” added Mr. Santilli.

“Through the introduction of butanol as a feedstock and further procedural and equipment improvements, our production rates have increased over 150% with a 50% reduction in production costs. We believe these enhancements, along with changes to improve the ease of use, should make our equipment more attractive for small and medium sized distributors looking to produce their own acetylene substitute. In addition, the lower fuel cost has the potential to further enhance our gross margins by reducing our feedstock costs. Preliminary gross margins increased 128 basis points to 45% for the second quarter of 2017 from 44% in the second quarter of 2016. We believe our margins will continue to improve over the coming quarters as we scale the production of our gas and reap the benefits of the lower production costs.”

“In June, we were awarded a grant from the United States Department of Agriculture (USDA) to accelerate commercialization of the Company’s plasma arc Venturi® sterilization system for the treatment of pathogens and nutrients found in animal biosolid wastes. We are now advancing a number of additional sterilization projects we have been developing in the U.S., Europe, Latin America and Asia. We are also making strides in the waste water industry. Last month, we announced that we received our first order for wastewater treatment, as part of a licensing agreement to produce units in Italy for waste water sterilization. This unit will be installed into a customized facility that will generate revenue through the treatment of landfill wastewater, which represents a large and underserved market due to stringent regulations. Following completion of this first project, we look forward to expanding our presence across Europe.”

“In July, we were awarded an important patent by the US Patent and Trademark Office related to use of our technology to increase the energy density of fuels or as an additive to current fuels. We believe there are numerous applications in the energy, transportation and space industries. We will continue to explore low cost proof of concept development and licensing opportunities. We also announced that we have filed a provisional patent application on our next-generation gasification system. The provisional patent application entails the use of a plasma arc in conjunction with certain fluids and powdered materials such as coal, plastics, and potentially the Company's primary feedstock, butanol. We see broad market potential for this technology including 'clean coal' applications, where we are exploring various grant opportunities.”

Scott Mahoney, Chief Financial Officer of MagneGas, commented, "Our executive team set forth a series of internal goals at the end of 2016. These goals centered on revenue growth, cost control, profitability, and productivity. We are now two full quarters into the execution of our plan, and we are pleased to have clear data that supports our plan is now being successfully executed. We are well into the third quarter now, and we are excited to continue to focus on accelerated revenue growth, improved profitability, and the opportunity to deliver further value to our shareholders. We have a number of near term catalysts that we look to execute on, and we believe this will continue to drive the value proposition of our technology in the coming quarters.”

Preliminary Second Quarter 2017 Financial Results

Preliminary revenues for the three months ended June 30, 2017 were $966,204 as compared to $837,257 for the same period last year. This increase was primarily due to additional customers and distributors. Preliminary gross profit for the second quarter ending June 30, 2017 increased to $433,547 from $364,982 for the same period last year.

Preliminary operating expenses for the second quarter ending June 30, 2017 were $3.1 million, compared to $2.8 million for the same period last year. Preliminary operating expenses for the three months ended June 30, 2017 included a non-cash charge of $1.6 million in stock based compensation.

Conference Call

MagneGas' executive management team will host a conference call on Friday, August 18th at 11:30 a.m. Eastern Time to give a business update for the second quarter ended June 30, 2017.

Interested parties can access the conference call by dialing 877-407-8031 for U.S. callers or +1 201-689-8031 for international callers.

A teleconference replay of the conference call will be available approximately one hour following the call, through midnight September 18, 2017, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 19973.

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

The MagneGas IR App is now available for free in Apple's App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.